UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 3, 2006
HYPERFEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	10-18786	36-3131704

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 S. Wacker Drive, Suite 300, Chicago, Illinois		60606

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(312) 913-2800
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1 ITEM 8 Financial Statements and Supplementary Data of the Company's Form 10-K for 2005

Item 8.01 Other Events.
     As reported in Item 1.01 of the Current Report on Form 8-K, filed by HyperFeed Technologies, Inc. (“HyperFeed” or the “Company”) with the Securities and Exchange Commission on August 31, 2006, HyperFeed entered into a Contribution Agreement with Exegy Incorporated (“Exegy”) and PICO Holdings, Inc., (“PICO”). Pursuant to the Contribution Agreement, PICO, which owns approximately 80% of HyperFeed’s issued and outstanding common shares, will contribute all of the outstanding shares of HyperFeed’s common stock owned by PICO at the closing of the transaction (approximately 20.7 million shares based on shares currently owned by PICO and shares to be converted from outstanding amounts owed to PICO under a Convertible Note issued to HyperFeed) to Exegy in exchange for shares of Exegy’s preferred stock. Upon completion of the contribution, Exegy and HyperFeed will complete a short-form merger pursuant to Section 253 of the Delaware General Corporation Law. In connection with the contribution, the stockholders of Exegy and PICO will each contribute $3.0 million to the capital of Exegy to fund the on-going working capital needs of the combined enterprise. In addition, each of PICO and the stockholders of Exegy are obliged to contribute an additional $2.0 million in cash to the equity of Exegy upon the later to occur of six (6) months from the closing of the contribution or completion of the short-form merger. An Agreement and Plan of Merger between HyperFeed and Exegy dated June 29, 2006 has been terminated.
     While the Company expects the transactions contemplated by the Contribution Agreement and the short-form merger to close, if it fails to do so, the Company currently believes that its existing and anticipated capital resources, including cash and cash equivalents, accounts receivable, assets related to discontinued operations, and financing from PICO, which is currently the Company’s only source of financing, may not be sufficient to fund its operations beyond December 31, 2006. The Company believes that it will need to obtain additional capital in the immediate future both to fund investments needed to increase its operating revenues to levels that will sustain its operations and to fund operating deficits that it anticipates will continue until revenue increases can be realized. There can be no assurances that the Company will be successful in obtaining sufficient additional capital, or if it does, that the additional capital will enable the Company to improve its business so as to have a material positive effect on the Company’s operations and cash flow. The Company believes that without additional investment, from PICO or other sources, it may be forced to cease operations at an undetermined future date. It is uncertain whether the Company’s assets will retain any value if the Company ceases operations. There are no assurances that additional funding will be available to the Company before it may be forced to cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
     Deloitte & Touche LLP performed an audit of the Company’s financial statements for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 31, 2006. On October 3, 2006, Deloitte & Touche LLP informed the Company that as a result of the Company’s current financial outlook, Deloitte & Touche LLP will modify its “Report of Independent Registered Public Accounting Firm” to include a going concern qualification. The Company has modified Note 1 to the “Notes to Consolidated Financial Statements” as originally filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. This was done, in connection with the Company’s incorporation by reference of such Report and Notes to Financial Statements in its filings with the Commission regarding the contribution and merger described herein.
Item 9.01 Financial Statements and Exhibits
(a)     Not applicable
(b)     Not applicable
(c)     Not applicable
(d)     Exhibits

Exhibit Number	Description

99.1	ITEM 8 Financial Statements and Supplementary Data of the Company’s Form 10-K for 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.
Date: October 5, 2006	By:	/s/ Gemma R. Lahera
Gemma R. Lahera
Principal Accounting Officer and Treasurer

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